Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value US$0.01 per share, of Lakeland Industries, Inc. and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: December 23, 2011

ANSELL LIMITED

By:	/s/ William G. Reilly, Jr.
Name:	William G. Reilly, Jr.
Title:	SVP & General Counsel

P.D. HOLDINGS PTY. LTD.

By:	/s/ David Malcolm Graham
Name:	David Malcolm Graham
Title:	Director

P.D. INTERNATIONAL PTY. LTD.

By:	/s/ David Malcolm Graham
Name:	David Malcolm Graham
Title:	Director

PACIFIC DUNLOP INVESTMENTS (USA) INC.

By:	/s/ William G. Reilly, Jr.
Name:	William G. Reilly, Jr.
Title:	Secretary